Exhibit 99.1

STOCK ORDER FORM

Named Insured
Address
Policy or Annuity Number

Federal Life Group, Inc.
Stock Information Center
620 Freedom Business Center
Suite 200
King of Prussia, Pennsylvania 19406
Call us
at 1-610-205-6005

For Internal Use Only

BATCH # ________ ORDER # ________ CATEGORY ________

REC'D ____________________ O ________ C ________

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Central Time, on , 2018. Subscription rights cannot be exercised after this time. Stock Order Forms can be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address on this form. Stock Order Forms will only be accepted at this address. Faxes or copies of this form will not be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS - READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $10.00 =	$ .00

Minimum Number of Shares: 50 ($500). Maximum Number of Shares: 50,000 ($500,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT - CHECK OR MONEY ORDER
Enclosed is a personal check, bank check or money order made payable to: **Computershare Trust Company, N.A. on behalf of Federal Life Group, Inc.** in the amount of:

$ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) PURCHASER INFORMATION - *SUBSCRIPTION OFFERING*
(descending order of priority)

a. ☐ Check here if you were a policyholder or annuity holder of Federal Life Mutual Holding Company ("Federal Life") as of March 8, 2018. (List policy and annuity information below.)

b. ☐ Check here if you are a director or officer of Federal Life.

Named Insured or Annuity Owner	*Policy or Annuity Number(s)*

PLEASE NOTE: FAILURE TO LIST YOUR POLICIES OR ANNUITIES, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF PART OR ALL OF YOUR SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION - *COMMUNITY OFFERING*

c. ☐ Check here if you are an employee of Federal Life.

d. ☐ Check here if you do not qualify to check box a, b, or c.

(6) MAXIMUM PURCHASER IDENTIFICATION
☐ Not applicable

(7) ASSOCIATES/AFFILIATES/ACTION IN CONCERT
☐ Check here if you, or any affiliates and associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your affiliates and associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Stock Order Forms	*Number of shares ordered*	*Name(s) listed in Section 8 on other Stock Order Forms*	*Number of shares ordered*

(8) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock registration, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. You may not add the names of other persons who are not named insureds on your insurance policy or who are not annuity holders if you are purchasing in the Subscription Offering unless the person is a permitted transferee as described in the Prospectus. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone Number **(Important)**
City	*State*	*Zip*		Evening Phone Number **(Important)**

(9) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act

☐ Corporation/Partnership ☐ Other __________ (for reporting SSN, use minor's)

FOR BROKER USE ONLY

☐ **IRA**
SSN of Beneficial Owner: ____-___-____

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I (we) understand that, to be effective, this form, properly completed, together with full payment, must be received by Federal Life Group, Inc. no later than 12:00 noon Central Time, on __________, 2018, otherwise my (our) subscription rights in the Subscription Offering cannot be exercised. **(continued on reverse side of this form)**

ORDER NOT VALID UNLESS SIGNED BY ALL PURCHASERS

10/05/2018 SL1 1517971v3 111268.00002

STOCK ORDER FORM - SIDE 2 (10) ACKNOWLEDGMENT AND SIGNATURES (continued from front of Stock Order Form) I/we certify that, if signing on behalf of a company registering common stock in Section 8, or otherwise signing in a fiduciary capacity, I/we am/are legally authorized to do so. I (we) agree that after receipt by Federal Life Group, Inc., this Stock Order Form may not be modified or canceled without Federal Life Group, Inc.’s consent. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Illinois law prohibits any person from transferring or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another, except as described in the Prospectus. Under penalty of perjury, I (we) certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am the owner of any subscription rights being exercised or a permitted transferee of such rights as described in the Prospectus, and (3) I am (we are) purchasing shares solely for my (our) own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or the right to subscribe for shares. I (WE) ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT INSURED, AND ARE NOT GUARANTEED BY FEDERAL LIFE GROUP, INC. OR ANY OF ITS AFFILIATES OR BY THE FEDERAL OR STATE GOVERNMENT. I (we) further certify that, before purchasing the common stock of Federal Life Group, Inc., I (we) received the Prospectus dated _______, 2018, which contains disclosures concerning, among other things, the nature of the security being offered and the risks involved in the investment. See the “Risk Factors” section beginning on page ___ of the Prospectus. By executing this form the investor is not waiving any rights under the Federal securities laws, including the Securities Act of 1933 and the Securities and Exchange Act of 1934 .Signature: ___________________________________________________Signature: ___________________________________________________IF YOU PURCHASE SHARES OF FEDERAL LIFE GROUP, INC. YOU MUST COMPLETE AND SIGN THE FORM W-9 ON THE LAST PAGE OF THIS ORDER FORM AND SUBMIT THIS FORM TO FEDERAL LIFE GROUP, INC. IN ORDER TO AVOID BACKUP WITHHOLDING TAX ON ANY FUTURE DIVIDENDS.

FEDERAL LIFE GROUP, INC. STOCK ORDER FORM INSTRUCTIONS Sections (1) and (2) Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 50 shares ($500). Except as described in the Prospectus, the maximum allowable purchase for any person or entity, together with associates, affiliates or persons acting in concert with such person or entity, is 50,000 shares. Please see the Prospectus section entitled “The Conversion and Offering Limitations on Purchase of Common Stock,” beginning on Page ____ of the Prospectus. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) Payment by Check or Money Order. Payment must be made by including with this form a personal check, bank check or money order payable to ”Computershare Trust Company, N. A. on behalf of Federal Life Group, Inc.” These will be cashed upon receipt; the funds remitted by personal check, must be available within the account when your Stock Order Form is received. Indicate the amount remitted. Please do not remit cash, wire transfers or third party checks for this purchase. Section (4) Purchaser Information (Subscription Offering). Please check the box that reflects the highest eligibility priority of the purchasers listed in Section 4 or 5 of the Stock Order Form. If you checked box (a), please list all names and policy and annuity numbers that the purchaser(s) had with Federal Life at March 8, 2018 (an “Eligible Member”). Include all policies and annuities held individually or jointly. If purchasing shares for a minor, list only the minor’s policies or annuities. If purchasing shares for a corporation or partnership, list only the entity’s policies and annuities. Attach a separate page, if necessary. Box (b) refers to any director or officer of Federal Life. A director or officer of Federal Life Mutual Holding Company who is also an Eligible Member should check both boxes (a) and (b). Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of our share allocation in the event of an oversubscription. Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See “The Conversion and Offering” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription. Section (5) Purchaser Information (Community Offering). Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See “The Conversion and Offering” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription. Section (6) Maximum Purchaser Identification. Not Applicable Section (7) Associates/Affiliates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. Please see the Prospectus section entitled “The Conversion and Offering Limitations on Purchases of Common Stock” for the definition of “associate,” “affiliate” and “acting in concert.” Section (8) Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including the notice of the shares issued to you. Each Stock Order Form will generate one notice of the shares issued to you, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Except as described in the Prospectus, subscription rights are non-transferable. If placing an order in the Subscription Offering, you may include the names of one or more named insureds on the policy or one or more holders of an annuity, but you may not add the names of persons who are not named insureds on your policy or an annuity holder unless such person is a permitted transferee. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof. Section (9) Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for securities. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 8 of the Stock Order Form must have been a named insured or annuity holder of Federal Life as of March 8, 2018, a director or officer of Federal Life, or a permitted transferee. Buying Stock Jointly To qualify in the Subscription Offering, the persons named in Section 8 of the Stock Order Form must have been a named insured or annuity holder of Federal Life as of March 8, 2018, a director or officer of Federal Life, or a permitted transferee. Joint Tenants Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 8 of the Stock Order Form must have been a named insured or annuity holder of Federal Life as of March 8, 2018, a director or officer of Federal Life, or a permitted transferee. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith, as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA PA (list only the minor’s social security number). Buying Stock for a Corporation/Partnership On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 8 of the Stock Order Form must have been a named insured or annuity holder of Federal Life as of March 8, 2018. Buying Stock in a Trust/Fiduciary Capacity Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 8 of the Stock Order Form must have been a named insured or annuity holder of Federal Life as of March 8, 2018, a director or officer of Federal Life, or a permitted transferee. Buying Stock in a Self-Directed IRA (for trustee/broker use only) Stock may be purchased using self-directed individual retirement accounts which have the ability to hold the securities, such as at a brokerage firm. The purchase of shares using such funds can only be made through a self-directed retirement account, not through retirement accounts which are not self-directed. Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including the notice of shares issued. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. Section (10) Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. All persons listed in Section 8 of the Stock Order Form must sign the form. If signing on behalf of a company registering common stock in Section 8, or otherwise signing in a fiduciary capacity, you must be legally authorized to do so. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on the Stock Order Form. Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment, so that it is received (not postmarked) by Federal Life Group, Inc. by 12:00 noon, Central Time, on _________, 2018. Stock Order Forms can be delivered by using the enclosed postage paid Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center at 620 Freedom Business Center, Suite 200, King of Prussia, Pennsylvania 19406. Stock Order Forms will only be accepted at this address. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center at 1 610 205 6005, Monday through Friday from 10:00 a.m. to 4:00 p.m. Central Time. The Stock Information Center is not open on weekends or bank holidays.

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification Give Form to the requester. Do not send to the IRSPrint or Type See Specific Instructions on page 2 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 Check appropriate box for federal tax classification; check only one of the following seven boxes: 4 Exemptions (codes apply only to certain entities, not individuals; see page 3 of instructions): Exempt payee code (if any) _______ Exemption from FATCA reporting code (if any) __________________ (Applies to accounts maintained outside the U.S.) ? Individual/sole proprietor or single-member LLC ? C Corporation ? S Corporation ? Partnership ? Trust/estate? Limited Liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ?_________Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner. ? Other (see instructions) ?5 Address (number, street, and apt. or suite no.) Requester’s name and address (optional) 6 City, state, and ZIP code7 List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3. Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 of the instructions for guidelines on whose number to enter. Social security number– – or Employer identification number– Part II Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3. Sign Here Signature of U.S. person ? Date ? General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. Information about developments affecting Form W 9 (such as legislation enacted after we release it) is at www.irs.gov/fw9. Purpose of Form An individual or entity (Form W 9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following: • Form 1099 INT (interest earned or paid) • Form 1099 DIV (dividends, including those from stocks or mutual funds) • Form 1099 MISC (various types of income, prizes, awards, or gross proceeds) • Form 1099 B (stock or mutual fund sales and certain other transactions by brokers) • Form 1099 S (proceeds from real estate transactions) • Form 1099 K (merchant card and third party network transactions) • Form 1098 (home mortgage interest), 1098 E (student loan interest), 1098 T (tuition) • Form 1099 C (canceled debt) • Form 1099 A (acquisition or abandonment of secured property) Use Form W 9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2. By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.